UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2019

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 3300 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 328-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

This Current Report on Form 8-K includes (i) the audited consolidated balance sheet of Stone Energy Corporation (“Stone”) as of December 31, 2017 (Successor) and 2016 (Predecessor), and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows for each of the periods from March 1, 2017 through December 31, 2017 (Successor) and from January 1, 2017 to February 28, 2017 (Predecessor), and for each of the years ended December 31, 2016 and 2015 (Predecessor), together with the notes thereto and the auditor’s report thereon, and (ii) the unaudited condensed consolidated balance sheet of Stone as of March 31, 2018 (Successor), and the related unaudited condensed consolidated statements of operations, changes in stockholders’ equity and cash flows for the three months ended March 31, 2018 (Successor) and for each of the periods from March 1, 2017 through March 31, 2017 (Successor) and from January 1, 2017 through February 28, 2017 (Predecessor), together with the notes thereto, attached hereto as Exhibits 99.1 and incorporated herein by reference (collectively, the “Financial Statements”). The Financial Statements were included or incorporated by reference in certain filings previously made by Talos Energy Inc. (the “Company”) with the U.S. Securities and Exchange Commission, remain unchanged in all respects and are being filed by the Company with this Current Report on Form 8-K for administrative convenience.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

23.1	Consent of Ernst & Young LLP.

99.1	Consolidated financial statements of Stone Energy Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALOS ENERGY INC.

Date: June 3, 2019	By:	/s/ William S. Moss III
	Name:	William S. Moss III
	Title:	Executive Vice President, General Counsel and Secretary

3